Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Randy Zane	Mark Moyer
	VP, Corporate Communications	Chief Financial Officer
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-3535	(212) 503-3225
	randy_zane@ziffdavis.com	mark_moyer@ziffdavis.com
Ziff Davis Reports Third Quarter Results
EBITDA Increases to $4.4 Million
NEW YORK, November 2, 2006 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its third quarter ended September 30, 2006.
The Company’s consolidated EBITDA(1) increased to $4.4 million for the third quarter 2006, compared to $1.5 million for the prior year period. This increase in EBITDA was primarily due to the growth in the Company’s online businesses. The absence of losses from closed publications and cost reductions also contributed to the improvement.
Consolidated revenues for the third quarter 2006 totaled $38.8 million. Excluding $1.6 million of 2005 revenue from closed publications (Sync and ExtremeTech), revenue declined 3.5% or $1.4 million compared to the prior year. Including closed publications, the Company’s consolidated revenue was down 7% when compared to year ago. The Company’s online revenues for the period ended September 30, 2006 increased by 32%, while print revenues excluding the closed publications decreased by 14%, compared to a year ago. Including the closed publications print revenue declined 18.5% during the same time period.
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2006 and 2005; Condensed Consolidated Balance Sheets at September 30, 2006 and December 31, 2005 and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 are set forth at the end of this release.

“Our third quarter results reflect Ziff Davis’ continued transformation into a fully integrated media platform serving our valuable customers,” said Robert F. Callahan, Chairman & CEO, Ziff Davis Holdings Inc. “Our digital product lines posted sharp revenue growth of 32%. During the quarter, overall advertising revenues, especially print, were impacted by major product delays from the world’s leading technology and videogame companies, as well as the industry’s largest technology product recall. Our teams remain steadfast in their ability to create innovative new content while controlling costs.”
Financial Summary for the Third Quarter Ended September 30, 2006 and 2005

	Consumer/Small		Enterprise
	Business Group(2)		Group(2)		Game Group(2)		Total Company
$ millions	2006	2005	2006	2005	2006	2005	2006	2005
Revenue	$12.2	$15.7	$17.6	$17.0	$9.0	$9.1	$38.8	$41.8
EBITDA (1)	2.4	2.1	2.5	0.2	(0.5)	(0.8)	4.4	1.5
Consumer/Small Business Group
Revenue for the Consumer/Small Business Group for the third quarter 2006 was $12.2 million, down $3.5 million compared to the same period last year, $1.6 million of which was attributable to the closure of Sync and ExtremeTech magazines. The balance of this decline was due primarily to lower print advertising revenue at PC Magazine, partially offset by 18% growth in the Group’s online revenues.
Production costs of $2.5 million were down $0.9 million or a decrease of 26% from year ago, principally due to the elimination of costs associated with the closure of Sync and ExtremeTech magazines. A decrease in PC Magazine’s production costs was partially offset by an increase in website hosting fees to support the Group’s online revenue growth.

Selling, general and administrative expenses of $7.3 million were down $2.6 million or 26% compared to the $9.9 million reported for the period a year ago. Approximately $1.8 million of this decrease was attributable to the closure of Sync and ExtremeTech magazines. Costs at PC Magazine declined by over 27%, but were partially offset by higher costs in the Group’s online business due in part to additional costs in content, technology and marketing to support its growth.
EBITDA for the Group was up 14% to $2.4 million, from a year ago primarily due to the elimination of $(0.9) million of losses associated with Sync and ExtremeTech magazines. PC Magazine EBITDA declined due to lower advertising revenue partially offset by cost reductions. Online EBITDA was flat due to investment in new online properties.
Enterprise Group
Revenue for the Enterprise Group for the third quarter of 2006 was up 3.5% or $0.6 million to $17.6 million compared to the third quarter of 2005. The increase was principally due to growth in the Group’s online businesses, which grew 32%, and contract publishing, which grew over 49% versus a year ago. This increase was partially offset by lower revenue for print advertising and list rental.
Production costs of $3.4 million were up 10% or $0.3 million for the quarter, reflecting growth in the Group’s contract publishing business during the third quarter of 2006 as compared to a year ago.
Selling, general and administrative expenses of $11.7 million were down 13% or $1.7 million from last year. This decrease was primarily attributable to lower costs for event execution, editorial and the Group’s online business.
EBITDA for the Group was $2.5 million, up substantially versus last year’s $0.2 million. This improvement in EBITDA was attributable to the growth in the Group’s online business, improved margins in the custom event business, and cost reductions in both the print and online businesses.

Game Group
Revenue for the Game Group for the third quarter of 2006 was $9.0 million, essentially flat compared to the same period last year. Lower print advertising and circulation revenues for the Group’s three print magazines were mostly offset by a nearly a four-fold increase in the Group’s online revenues.
Production costs of $4.7 million were down 4% or $0.2 million for the quarter, due to lower print advertising pages in the third quarter of 2006. This decrease was partially offset by an increase in website hosting fees to support the growth of the Group’s online business during the third quarter of 2006.
Selling, general and administrative expenses of $4.8 million were flat versus a year ago. Cost reductions in the print business were partially offset by increased costs to support the growth of the Group’s online business.
The resulting EBITDA loss for the Group of ($0.5) million was lower than the 2005 period’s EBITDA loss of ($0.8) million due primarily to reduced costs associated with print revenues.
Cash Position
At September 30, 2006 the Company had $10.8 million of cash and cash equivalents. Since the end of the second quarter of 2006, the Company’s cash and cash equivalents declined $5.4 million. During the quarter, the Company paid $6.5 million of scheduled interest payments and spent $1.5 million for capital expenditures and $1.5 million in restructuring costs.
Third Quarter Highlights and Milestones
Consumer/Small Business Group
•	Internet
o	Increased total traffic(3) by 13.5% in the 2006 third quarter compared to a year ago
•	Print
o	PC Magazine ranked number one with a market share of 55.0% (4)
o	PC Magazine won 6 American Society of Business Publication Editor Awards (ASBPE)
Enterprise Group
•	Internet
o	Increased total online traffic(3) by 22% versus a year ago

o	The Ziff Davis Web Buyer’s Guide launched the Branded Landing Zone Program
•	Print
o	As a Group, ad page market share(4) increased to 21.9% from 21.5% a year ago

o	eWEEK’s market share increased to 24.8% vs. 23.0% year ago

o	Baseline’s market share expanded to 18.9% from 16.7% a year ago

o	CIO Insight magazine’s market share was 32.6% and won 5 ASBPE Awards

o	Baseline won 9 ASBPE Awards

o	eWEEK won an ASBPE Award for Best News Analysis
Game Group
•	Internet
o	The 1UP Network increased its total traffic(3) by four-fold versus a year ago

o	Launched MyCheats.com, a next-generation cheats/FAQ site

o	The 1UP Show celebrated its first anniversary in August and had more than 6 million download requests
•	Print
o	The Game Group had a market share of 31.8% (4)

o	Announced the launch of Games for Windows magazine and website, in collaboration with Microsoft

o	ESPN.com content partnership launched in September, pairing Ziff Davis’ videogame content with ESPN’s new sports gaming destination
Business Outlook
The Company is projecting that consolidated EBITDA for the fourth quarter of 2006 will be in the range of $14 million to $16 million, compared to $8.4 million of consolidated EBITDA reported in the fourth quarter of 2005.
The Company advises that its projections are subject to risks and uncertainties (see the “Forward-Looking Statements” heading below) which could therefore individually or collectively cause actual results to differ materially from those projected above.
Investor Conference Call
The Company’s third quarter 2006 earnings conference call is scheduled for 2:00 p.m. eastern time on November 2, 2006. Individuals wishing to participate can join the conference call by dialing 1-888-390-6586 or domestic calls and 517-308-9002 for international calls and giving the operator the following information: Company — Ziff Davis Media; Passcode — HOLDINGS.
For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 5:00 p.m. eastern time on November 2, 2006 to 5:00 p.m. eastern time on November 16, 2006. Persons interested in listening to the recorded call should dial 1-800-835-8067 for domestic calls and 203-369-3354 for international calls.

Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on the Company’s website, www.ziffdavis.com, under the heading Investor Relations.
About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. (www.ziffdavis.com) is a leading integrated media company serving the technology and videogame markets. Ziff Davis reaches over 28 million people a month through its portfolio of 32 websites, 7 award-winning magazines, and hundreds of consumer and b-to-b events, as well as business IT tools, custom publishing, and direct marketing services. The company is headquartered in New York and also has offices and labs in San Francisco and Boston. The Company exports its brands internationally in 45 countries and 17 languages.
Forward-Looking Statements
Except for historical information contained herein, the statements made in this release including anticipated future revenues and operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the Three Months Ended
	September 30,	September 30,
	2006	2005
	(unaudited)	(unaudited)
Revenue, net	$38,823	$41,826
Operating expenses:
Cost of production	10,580	11,450
Selling, general and administrative expenses	23,889	28,924
Non-cash employee stock compensation expense	6	(825)
Depreciation and amortization of property and equipment	1,949	1,600
Amortization of intangible assets	4,422	4,166
Impairment charge	4,064	—
Restructuring expense	(1,344)	—
Transaction related fees	174	—

Total operating expenses	43,740	45,315

Loss from operations	(4,917)	(3,489)

Interest expense, net (6)	(32,553)	(28,871)

Loss before income taxes	(37,470)	(32,360)

Income tax provision	21	44

Net loss	$(37,491)	$(32,404)

EBITDA (1)	$4,354	$1,452

	For the Nine Months Ended
	September 30,	September 30,
	2006	2005
	(unaudited)	(unaudited)
Revenue, net	$124,312	$129,853
Operating expenses:
Cost of production	34,397	35,941
Selling, general and administrative expenses	77,076	85,012
Non-cash employee stock compensation expense	7	(819)
Depreciation and amortization of property and equipment	5,610	4,241
Amortization of intangible assets	13,267	12,076
Impairment charge	4,064	—
Restructuring expense	(158)	—
Transaction related fees	174	—
Loss in equity investment	314	—

Total operating expenses	134,751	136,451

Loss from operations	(10,439)	(6,598)

Interest expense, net (5)	(93,442)	(81,468)

Loss before income taxes	(103,881)	(88,066)

Income tax provision	76	168

Net loss	$(103,957)	$(88,234)

EBITDA (1)	$12,839	$8,900

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$10,757	$34,174
Accounts receivable, net	24,912	32,496
Other current assets, net	7,553	6,069

Total current assets	43,222	72,739

Property and equipment, net	15,946	16,322
Intangible assets, net	218,933	236,208
Other non-current assets, net	19,311	21,526

Total assets	$297,412	$346,795

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$12,620	$21,787
Accrued expenses and other current liabilities	27,788	34,211
Unexpired subscriptions and deferred revenue, net	20,297	18,177

Total current liabilities	60,705	74,175

Long-term debt	369,764	357,458
Accrued interest — troubled debt restructuring	47,187	60,278
Accrued expenses — long-term	9,018	12,058
Redeemable preferred stock	970,870	899,533
Other non-current liabilities	10,436	9,905

Total liabilities	1,467,980	1,413,407

Stockholders’ deficit:
Common stock	17,329	17,329
Additional paid-in capital	8,468	8,468
Accumulated deficit	(1,196,365)	(1,092,409)

Total stockholders’ deficit	(1,170,568)	(1,066,612)

Total liabilities and stockholders’ deficit	$297,412	$346,795

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	($103,957)	($88,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued dividends on mandatorily redeemable preferred stock	71,337	62,508
Depreciation and amortization	18,877	16,317
Loss in equity investment	314	—
Provision for doubtful accounts	276	572
Non-cash rent expense	145	124
Non cash interest expense, net	(785)	1,348
Amortization of debt issuance costs	2,388	2,519
Restructuring charge	(1,344)	—
Impairment charge	4,064	—
Non-cash employee compensation	7	(819)
Changes in operating assets and liabilities:
Accounts receivable	7,309	8,873
Other current assets and other, net	(1,518)	(2,801)
Accounts payable and accrued expenses	(17,360)	(13,862)
Unexpired subscriptions and deferred revenue, net	2,120	1,361

Net cash used in operating activities	(18,127)	(12,094)

Cash flows from investing activities:
Capital expenditures	(5,233)	(4,238)
Acquisitions	(57)	—

Net cash used in investing activities	(5,290)	(4,238)

Cash flows from financing activities:
Proceeds from issuance of senior secured notes	—	205,000
Repayment of borrowings under senior credit facilities	—	(174,141)
Letters of credit	—	(2,431)
Debt issuance costs	—	(6,244)

Net cash provided (used) by financing activities	—	22,184

Net increase (decrease) in cash and cash equivalents	(23,417)	5,852
Cash and cash equivalents at beginning of period	34,174	32,592

Cash and cash equivalents at end of period	$10,757	$38,444

ZIFF DAVIS HOLDINGS INC.
EBITDA Reconciliations
(in thousands)

	For the Three Months Ended
	September 30,	September 30,
	2006	2005
	(unaudited)	(unaudited)
EBITDA (1)	$4,354	$1,452
Adjustments to reconcile to loss from operations:
Depreciation and amortization of property and equipment	1,949	1,600
Amortization of intangible assets	4,422	4,166
Restructuring expense	(1,344)	—
Impairment charge	4,064	—
Transaction related fees	174	—
Non-cash employee stock compensation expense	6	(825)

Loss from operations	$(4,917)	$(3,489)

	For the Nine Months Ended
	September 30,	September 30,
	2006	2005
	(unaudited)	(unaudited)
EBITDA (1)	$12,839	$8,900
Adjustments to reconcile to loss from operations:
Depreciation and amortization of property and equipment	5,610	4,241
Amortization of intangible assets	13,267	12,076
Restructuring expense	(158)	—
Non-cash employee stock compensation expense	7	(819)
Impairment charge	4,064	—
Transaction related fees	174	—
Loss in equity investment	314	—

Loss from operations	$(10,439)	$(6,598)

Ziff Davis Holdings Inc.
Endnotes:
(1) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and certain non-recurring and non-cash charges. Non-recurring and non-cash charges include the write-down of intangible assets, restructuring charges (cash and non-cash), gains and losses on the sale of non-core assets, gains and losses from equity investments, certain transaction related costs and non-cash compensation charges.. These items are not included in EBITDA as management considers the charges to be items that are not indicative of the performance of its underlying business. EBITDA is presented because it is commonly used by certain investors and analysts to evaluate a company’s ability to service debt. However, our method of computation may not be comparable to similarly titled measures reported by other companies. In addition, EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for Net income/(loss), Income/(loss) from operations, Cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The most directly comparable financial measure under GAAP to EBITDA is Income/(loss) from operations. Reconciliations between EBITDA and Income/(loss) from operations are included in tables provided in this release.
(2) Group Segments:
Consumer/Small Business Group (formerly known as the Consumer Tech Group) is comprised of one magazine PC Magazine; the Company’s consumer electronics event, DigitalLife; and a number of consumer-focused websites including PCMag.com.
Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazines in this segment are eWEEK, Baseline and CIO Insight. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eWEEK.com, CIOInsight.com and BaselineMag.com, but also include 42 weekly eNewsletters; the eSeminars™ business, which produces sponsored interactive webcasts; the Ziff Davis Web Buyers Guide ™, the Company’s comprehensive, searchable online directory of technology brands and services. This segment also includes the Company’s Custom Solutions Group (CSG), which creates and manages several hundred sponsored events per year; Business Information Services (BIS), a marketing research and tools unit; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
Game Group is comprised of three magazines — Electronic Gaming Monthly, Computer Gaming World to be changed to Games for Windows in November and Official U.S. PlayStation Magazine; and the Company’s online destinations for gaming enthusiasts, the 1UPNetwork.
(3) Total traffic reflects page views. The source is the Company’s own data.
(4) Unless otherwise noted, all ad page market share data is sourced from IMS/ The Auditor (Toronto, Canada). IMS independently hand-counts and tabulates ads by magazine and advertising category. Ziff Davis Holdings Inc. includes only what it believes to be its direct competitors by business segment in its ad page market share calculations. For PC Magazine’s market share, it is share of its competitive set.
(5) Interest expense reflects the accrual of dividends on preferred stock, pursuant to Statement of Financial Accounting Standards 150, adopted by the Company effective January 1, 2004.